Exhibit 10.46
THIRD AMENDMENT TO THE
BIOMED REALTY, L.P. 401(K) RETIREMENT SAVINGS PLAN
     THIS AMENDMENT is executed by BIOMED REALTY, L.P. (the “Employer”) and GARY KREITZER and JOHN WILSON (individually or collectively the “Trustee”).
     WHEREAS, the Employer previously adopted the BIOMED REALTY, L.P. 401(K) RETIREMENT SAVINGS PLAN (the “Plan”);
     WHEREAS, the Plan provides the Employer may amend the Plan; and
     WHEREAS, the Employer desires to amend the Plan.
     NOW, THEREFORE, the Plan is hereby amended in the following particulars only;
     Paragraph P of Article I is deleted and replaced with the following:
1. Last Day Employment and Hours of Service Required. Allocations of Nonelective Employer Contributions and unallocated forfeitures, if applicable, shall be made only to the appropriate Accounts of those persons who are Participants, who have completed 1000 Hours of Service during the Plan Year, and who are in the employ of the Employer on the last day of the Plan Year.
          If a Plan Year is less than 12 months, the required number of hours shall be redetermined by multiplying 1000 Hours of Service by the product of one-twelfth (1/12) and the number of months in such Short Plan Year.
          If the allocation requirements of this paragraph result in an allocation that does not satisfy the coverage requirements of Section 410(b)(1)(B) of the Code in any Plan Year then additional Nonelective Employer Contributions shall be made no later than the due date of the Employer’s tax return and shall be allocated retroactive to the last day of that Plan Year to otherwise eligible Participants to the extent necessary to satisfy coverage requirements of Section 410(b)(1)(B) of the Code. In determining the extent to which such allocations to such Participants are necessary, allocations shall first be made to the Participants who have less than 1,000 Hours of Service beginning with the Participant with the smallest Compensation and allocations shall continue to be made to such Participants with increasing Compensation until the coverage requirements of the ratio percentage test of Section 410(b)(1)(B) of the Code are satisfied. If, after such allocation, the coverage requirements of the Code are still not satisfied, then Participants who have terminated service with more than 500 Hours of

Service during the Plan Year shall also be included in the allocation pursuant to this provision to the extent necessary to satisfy the coverage requirements of the Code. In determining the extent to which such allocations to terminated Participants are necessary, allocations shall first be made to the terminated Participant with the smallest Compensation and allocations shall continue to be made to terminated Participants with increasing Compensation until the coverage requirements of the Code are satisfied. Terminated Participants must have been credited with more than 500 Hours of Service prior to termination to be eligible for an allocation pursuant to this provision.
          2. Retirement, Death, and Disability. The last day of employment and minimum Hours of Service requirements of this Paragraph P shall not apply to a Participant who terminates employment during the Plan Year by reason of retirement at or after Normal Retirement Age or death or Total Disability.
          3. Last Day Employment and Service — Not Required. Allocations of Elective Contributions, Matching Contributions, Qualified Matching Contributions and Qualified Nonelective Employer Contributions shall be made to the appropriate Accounts of Eligible Participants during the Plan Year.
     This Amendment shall not reduce the Account Balance of any Participant determined as of the later of December 31, 2005 or the date this Amendment is adopted.
     This Amendment shall be effective as of January 1, 2006.
     IN WITNESS WHEREOF, the Employer and the Trustee executes this Amendment on this 27th day of February, 2006.

EMPLOYER:	TRUSTEE:
BIOMED REALTY, L.P.

/s/ GARY A. KREITZER	/s/ GARY A. KREITZER

Gary Kreitzer

/s/ JOHN F. WILSON

John Wilson